Exhibit B


                     Transactions in Issuer's Common Stock

                                       By
                          Accipiter Capital Management


              Date of             Number of Shares            Price of Shares
            Transaction          Purchased /(Sold)            (U.S. dollars)

              1/28/05                 15,000                        5.90
              1/11/05                 27,500                        6.37
              1/10/05                (60,000)                       6.67
              1/03/05                  (700)                        6.60